EXHIBIT 23.3
27 November 2006

Great Wall Acquisition Corporation
660 Madison Avenue, 15th Floor
New York, New York 10021
United States of America
Attention: Mr. Kin Shing Li
email:
ltan@applebyglobal.com
direct dial:
2905 5745
Tel
2523 8123
Fax
2524 5548
appleby ref:
128795.06

(By email & By courier)
Dear Sirs,
Re: Great Wall Acquisition Corporation - Form S-4 Registration Statement
We act as counsel for ChinaCast Communication Holdings Limited on Bermuda law in connection with the prospectus included in the Form S-4 registration statement under the United States Securities Act of 1933, as amended (the “Securities Act”).
We hereby consent to the reference to our name in the prospectus contained in the registration statement (the “Registration Statement”) relating to information on ChinaCast Communication Holdings Limited in respect of Bermuda law, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Yours faithfully
/s/ Appleby Hunter Bailhache
Appleby Hunter Bailhache